EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons whose signature appears below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to (a) the common stock, par value $0.01 per share, of Griffin Land & Nurseries, Inc., a Delaware corporation (the “Griffin 13D”), and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

In addition, each of the persons whose signature appears below constitutes and appoints Frederick M. Danziger as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign the Griffin 13D and any and all amendments to the Griffin 13D, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

2/15/2012	/s/ LOUISE B. CULLMAN
Louise B. Cullman, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Insert 1 hereto and as Executor of Estate for Edgar M. Cullman

/s/ SUSAN R. CULLMAN
Susan R. Cullman, individually, as Trustee of the Trusts of which she is a Trustee as indicated on Insert 1 hereto and as Executor for Estate of Edgar M. Cullman

/s/ EDGAR M. CULLMAN, JR.
Edgar M. Cullman, Jr., individually, as Trustee of the Trusts of which he is a Trustee as indicated on Insert 1 hereto and as Executor for Estate of Edgar M. Cullman

/s/ LUCY C. DANZIGER
Lucy C. Danziger, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Insert 1 hereto

/s/ JOHN L. ERNST
John L. Ernst, individually and as Trustee of the Trusts of which he is a Trustee, as Guardian, all as indicated on Insert 1 hereto

/s/ CAROLYN S. FABRICI
Carolyn S. Fabrici, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Insert 1 hereto

/s/ FREDERICK M. DANZIGER
Frederick M. Danziger, individually and as Trustee of the Trusts of which he is a Trustee as indicated on Insert 1 hereto
/s/ ELISSA F. CULLMAN
Elissa F. Cullman, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Insert 1 hereto
/s/ REBECCA D. GAMZON
Rebecca D. Gamzon, individually formerly Rebecca B. Danziger and as custodian for minor children Andrew B. Gamzon & Sarah D. Gamzon
/s/ MATTHEW L. ERNST
Matthew L. Ernst, individually and as custodian for his minor children Odessa Ernst and Jonah Ernst
B. BROS. REALTY LLC
By /s/ JOHN L. ERNST
John L. Ernst,
Co Managing Member
/s/ MARGOT P. ERNST
Margot P. Ernst, not individually but as Trustee of the Trusts of which she is a Trustee as indicated on Insert 1 hereto
/s/ ALEXANDRA ERNST
Alexandra Ernst, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Insert 1 hereto, and as custodian for her minor children Cooper Siegel and Shepard Siegel
/s/ DAVID M. DANZIGER
David M. Danziger, individually and as custodian for his minor children Sunaina L Danziger & Sameena Danziger

/s/ EDGAR M. CULLMAN III
Edgar M. Cullman III
/s/ CAROLYN B. SICHER
Carolyn B. Sicher

/s/ SAMUEL CULLMAN
Samuel B Cullman

/s/ JESSICA P. KERNS
Jessica P. Kerns also known as Jessica P. Ernst

/s/ GEORGINA CULLMAN
GEORGINA Cullman

/s/ MICHAEL GAMZON
Michael Gamzon

/s/ SHEENA DANZIGER
Sheena Danziger